Exhibit 99.1

The financial tables in this Exhibit 99.1 reflect the revisions to previously reported financial results related to the identified immaterial errors as noted in the Form 8-K/A filed March 1, 2023 (the "Form 8-K/A").

Revised Financial Highlights

The table below includes the following pet health revenue revisions: fourth quarter of 2022 was decreased by $3 million and fourth quarter of 2021 decreased by $1 million. There was no change to farm animal or contract manufacturing revenue.

Fourth Quarter Results (dollars in millions, except per share amounts)	2022	2021	Change (%)	CER(1) Change (%)
Pet Health	$420	$493	(15)%	(11)%
Farm Animal	$552	$604	(9)%	(3)%
Cattle	$222	$245	(9)%	(5)%
Poultry	$187	$208	(10)%	(4)%
Swine	$100	$118	(15)%	(10)%
Aqua	$43	$33	30%	42%
Contract Manufacturing	$13	$15	(13)%	(5)%
Total Revenue	$985	$1,112	(11)%	(7)%
Reported Net Loss	$(55)	$(105)	48%
Adjusted EBITDA	$172	$213	(19)%
Reported EPS	$(0.11)	$(0.22)	50%
Adjusted EPS	$0.19	$0.20	(5)%

The table below includes the following pet health revenue revisions: full year 2022 was decreased by $7 million and full year 2021 decreased by $1 million. There was no change to farm animal or contract manufacturing revenue.

Full Year Results (dollars in millions, except per share amounts)	2022	2021	Change (%)	CER(1) Change (%)
Pet Health	$2,138	$2,350	(9)%	(5)%
Farm Animal	$2,219	$2,332	(5)%	0%
Cattle	$944	$980	(4)%	0%
Poultry	$716	$744	(4)%	2%
Swine	$384	$464	(17)%	(13)%
Aqua	$175	$144	22%	32%
Contract Manufacturing	$54	$82	(34)%	(29)%
Total Revenue	$4,411	$4,764	(7)%	(3)%
Reported Net Loss	$(78)	$(482)	84%
Adjusted EBITDA	$1,017	$1,059	(4)%
Reported EPS	$(0.16)	$(0.99)	84%
Adjusted EPS	$1.11	$1.07	4%

(1) CER = Constant Exchange Rate, representing the growth rate excluding the impact of foreign exchange rates.

Certain reclassifications of prior year farm animal species revenue have been made to conform to the current year's presentation.

Certain prior period amounts reflect revisions primarily relating to tax valuation allowance adjustments and other immaterial revisions as detailed in the Company's February 21, 2023 earnings release and the Form 8-K/A.

Numbers may not add due to rounding.

Use of Non-GAAP Financial Measures:

We use non-GAAP financial measures, such as revenue growth excluding the impact of foreign exchange rate effects, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net (income) loss, adjusted EPS, adjusted gross profit and adjusted gross margin and net debt leverage to assess and analyze our operational results and trends as explained in more detail in the reconciliation tables later in this Form 8-K/A.

We believe these non-GAAP financial measures are useful to investors because they provide greater transparency regarding our operating performance. Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the tables accompanying this Form 8-K/A and are posted on our website at www.elanco.com. The primary material limitations associated with the use of such non-GAAP measures as compared to U.S. GAAP results include the following: (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they exclude financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) they may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations. These non-GAAP measures are not, and should not be viewed as, substitutes for U.S. GAAP reported measures. We encourage investors to review our unaudited consolidated financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

Elanco Animal Health Incorporated

Consolidated Statements of Operations

(Dollars and shares in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$985	$1,112	$4,411	$4,764
Costs, expenses, and other:
Cost of sales	448	512	1,913	2,132
Research and development	80	92	321	369
Marketing, selling, and administrative	302	327	1,265	1,403
Amortization of intangible assets	130	139	528	556
Asset impairment, restructuring, and other special charges	32	110	183	634
Interest expense, net of capitalized interest	62	55	241	236
Other (income) expense, net	21	(3)	32	5
Loss before income taxes	$(90)	$(120)	$(72)	$(571)
Income taxes	(35)	(15)	6	(88)
Net loss	$(55)	$(105)	$(78)	$(483)
Loss per share:
Basic	$(0.11)	$(0.22)	$(0.16)	$(0.99)
Diluted	$(0.11)	$(0.22)	$(0.16)	$(0.99)
Weighted average shares outstanding:
Basic	488.5	487.4	488.3	487.2
Diluted	488.5	487.4	488.3	487.2

Elanco Animal Health Incorporated

Tables Reflecting Revisions to Previously Reported Financial Statements

(Unaudited)

(Dollars and shares in millions, except per share data)

The tables below reflect the revisions to reported financial results for the nine months ended September 30, 2022, the three months and year ended December 31, 2022, and the three months and year ended December 31, 2021 for the identified immaterial errors as noted in the Form 8-K/A:

	Nine Months Ended September 30, 2022
	As Revised 2/21/23	Revisions	As Revised 3/1/23
Revenue	$3,430	$(3)	$3,427
Cost of sales	1,465	—	1,465
Research and development	241	—	241
Marketing, selling, and administrative	963	—	963
Amortization of intangible assets	398	—	398
Asset impairment, restructuring and other special charges	152	—	152
Interest expense, net of capitalized interest	179	—	179
Other expense, net	11	—	11
Income before taxes (1)	$21	$(3)	$18
Provision for taxes (2)	43	(1)	42
Net loss	$(22)	$(2)	$(24)

Loss per share:
basic	$(0.04)	$(0.01)	$(0.05)
diluted	$(0.04)	$(0.01)	$(0.05)
Weighted average shares outstanding:
basic	488.3	488.3	488.3
diluted	488.3	488.3	488.3

Numbers may not add due to rounding.

(1)	Revisions to components of Income before taxes relate to an immaterial amount of estimated sales rebates and discounts that was not recorded correctly in a Western Europe affiliate.
(2)	Revisions to Provision for taxes are composed of the tax impact of other revisions.

	Three Months Ended December 31, 2022
	As Reported on 2/21/23	Revisions	As Revised 3/1/23
Revenue	$988	$(3)	$985
Cost of sales	448	—	448
Research and development	80	—	80
Marketing, selling, and administrative	303	(1)	302
Amortization of intangible assets	130	—	130
Asset impairment, restructuring and other special charges	32	—	32
Interest expense, net of capitalized interest	62	—	62
Other expense, net	21	—	21
Income before taxes (1)	$(88)	$(2)	$(90)
Provision for taxes (2)	(34)	(1)	(35)
Net loss	$(54)	$(1)	$(55)

Loss per share:
basic	$(0.11)	$—	$(0.11)
diluted	$(0.11)	$—	$(0.11)
Weighted average shares outstanding:
basic	488.5	488.5	488.5
diluted	488.5	488.5	488.5

Numbers may not add due to rounding.

(1)	Revisions to components of Income before taxes relate to an immaterial amount of estimated sales rebates and discounts that was not recorded correctly in a Western Europe affiliate and the associated reductions to the Company's management incentive plan associated with the revision to Revenue.
(2)	Revisions to Provision for taxes are composed of the tax impact of other revisions.

	Year Ended December 31, 2022
	As Reported on 2/21/23	Revisions	As Revised 3/1/23
Revenue	$4,418	$(7)	$4,411
Cost of sales	1,913	—	1,913
Research and development	321	—	321
Marketing, selling, and administrative	1,266	(1)	1,265
Amortization of intangible assets	528	—	528
Asset impairment, restructuring and other special charges	183	—	183
Interest expense, net of capitalized interest	241	—	241
Other (income) expense, net	32	—	32
Income before taxes (1)	$(66)	$(6)	$(72)
Provision for taxes (2)	8	(2)	6
Net income (loss)	$(74)	$(4)	$(78)

Loss per share:
basic	$(0.15)	$(0.01)	$(0.16)
diluted	$(0.15)	$(0.01)	$(0.16)
Weighted average shares outstanding:
basic	488.3	488.3	488.3
diluted	488.3	488.3	488.3

Numbers may not add due to rounding.

(1)	Revisions to components of Income before taxes relate to an immaterial amount of estimated sales rebates and discounts that was not recorded correctly in a Western Europe affiliate and the associated reductions to the Company's management incentive plan associated with the revision to Revenue.
(2)	Revisions to Provision for taxes are composed of the tax impact of other revisions.

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	As Revised 2/21/23	Revisions	As Revised 3/1/23	As Revised 2/21/23	Revisions	As Revised 3/1/23
Revenue	$1,113	$(1)	$1,112	$4,765	$(1)	$4,764
Cost of sales	512	—	512	2,132	—	2,132
Research and development	92	—	92	369	—	369
Marketing, selling, and administrative	327	—	327	1,403	—	1,403
Amortization of intangible assets	139	—	139	556	—	556
Asset impairment, restructuring and other special charges	110	—	110	634	—	634
Interest expense, net of capitalized interest	55	—	55	236	—	236
Other (income) expense, net	(3)	—	(3)	5	—	5
Income (loss) before taxes (1)	$(119)	$(1)	$(120)	$(570)	$(1)	$(571)
Provision for taxes (2)	(15)	—	(15)	(88)	—	(88)
Net loss	$(104)	$(1)	$(105)	$(482)	$(1)	$(483)

Loss per share:
basic	$(0.21)	$(0.01)	$(0.22)	$(0.99)	$—	$(0.99)
diluted	$(0.21)	$(0.01)	$(0.22)	$(0.99)	$—	$(0.99)
Weighted average shares outstanding:
basic	487.4	487.4	487.4	487.2	487.2	487.2
diluted	487.4	487.4	487.4	487.2	487.2	487.2

Numbers may not add due to rounding.

(1)	Revisions to components of Income before taxes in the three months and year ended December 31, 2021 relate to an immaterial amount of estimated sales rebates and discounts that was not recorded correctly in a Western Europe affiliate.
(2)	Revisions to Provision for taxes in the three months and year ended December 31, 2021 are composed of the tax impact of other revisions.

Elanco Animal Health Incorporated

Reconciliation of GAAP Reported to Selected Non-GAAP Adjusted Information

(Unaudited)

(Dollars and shares in millions, except per share data)

We define adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs, tax valuation allowances and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items.

We define adjusted EBITDA as net income (loss) adjusted for interest expense (income), income tax expense (benefit), tax valuation allowances, and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items.

We define adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding as of December 31, 2022 and 2021.

The following is a reconciliation of GAAP Reported/Revised for the three months ended December 31, 2022 and 2021 to selected Non-GAAP adjusted information:

	2022			2021
	GAAP Revised	Adjusted Items (c)	Non- GAAP (b)	GAAP Revised (a)	Adjusted Items (c)	Non- GAAP (b)
Amortization of intangible assets	$130	$130	$—	$139	139	$—
Asset impairment, restructuring and other special charges (1) (2)	$32	$32	$—	$110	$110	$—
Interest expense, net of capitalized interest (3)	$62	$1	$61	$55	$—	$55
Other (income) expense, net (4) (5)	$21	$3	$18	$(3)	$(5)	$2
Income (loss) before taxes	$(90)	$165	$76	$(120)	$244	$124
Provision for taxes (6) (7)	$(35)	$(17)	$(18)	$(15)	$(39)	$24
Net income (loss)	$(55)	$148	$94	$(105)	$205	$100
Earnings (loss) per share:
basic	$(0.11)	$0.30	$0.19	$(0.22)	$0.42	$0.21
diluted	$(0.11)	$0.30	$0.19	$(0.22)	$0.42	$0.20
Adjusted weighted average shares outstanding:
basic	488.5	488.5	488.5	487.4	487.4	487.4
diluted (8)	488.5	492.6	492.6	487.4	489.8	489.8

Numbers may not add due to rounding.

The table above reflects only line items with non-GAAP adjustments.

(a)	GAAP Revised amounts for the three months ended December 31, 2021 represent GAAP reported results that have been revised for certain immaterial items, as described in "Revision of Prior Period Financial Statements Primarily Relating to Tax Valuation Allowance Adjustment" in the company's February 21, 2023 earnings release and additional revisions as noted in the Form 8-K/A.

(b)	The company uses non-GAAP financial measures that differ from financial statements reported in conformity with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

(c)	Adjustments to certain GAAP measures for the three months ended December 31, 2022 and 2021 include the following:

(1)	2022 excludes charges associated with integration efforts and external costs related to the acquisitions of Bayer Animal Health and KindredBio ($28 million), asset impairments ($2 million), and the write-off of a receivable associated with a previous R&D collaboration arrangement ($1 million).

(2)	2021 excludes charges associated with integration efforts and external costs related to the acquisitions of Bayer Animal Health and KindredBio ($21 million), severance ($85 million), asset impairments ($3 million), and asset write-downs ($2 million), and the settlement of a legal matter ($2 million), partially offset by curtailment gains recognized due to the remeasurement our pension benefit obligations resulting from workforce reductions associated with our recent restructuring programs ($2 million).

(3)	2022 excludes the debt extinguishment loss recorded in connection with the early repayment of our Term Loan B ($1 million).

(4)	2022 excludes a contribution to The Elanco Foundation ($3 million).

(5)	2021 excludes the gain recorded on the sale of certain equine assets ($4 million) and the impact of a decrease in the fair value of the Prevtec contingent consideration ($1 million).

(6)	2022 represents the income tax expense associated with the adjusted items and a net tax benefit associated with the sale of the Speke manufacturing site ($12 million), partially offset by the impact of a net increase in the valuation allowance recorded against our deferred tax assets during the period ($69 million).

(7)	2021 represents the income tax expense associated with the adjusted items, partially offset by the impact of the valuation allowance recorded against our deferred tax assets during the period ($44 million).

(8)	During the three months ended December 31, 2022 and 2021, we reported a GAAP net loss and thus potential dilutive common shares were not assumed to have been issued since their effect is anti-dilutive. During the same periods, we reported non-GAAP net income. As a result, potential dilutive common shares would not have an anti-dilutive effect, and diluted weighted average shares outstanding for purposes of calculating Adjusted EPS include 4.1 million and 2.4 million, respectively, of common stock equivalents.

The following is a reconciliation of GAAP Revised for the year ended December 31, 2022 and 2021 to Selected Non-GAAP Adjusted information:

	2022			2021
	GAAP Revised (a)	Adjusted Items (c)	Non- GAAP (b)	GAAP Revised (a)	Adjusted Items (c)	Non- GAAP (b)
Cost of sales (1)	$1,913	$—	$1,913	$2,132	$64	$2,068
Amortization of intangible assets	$528	$528	$—	$556	$556	$—
Asset impairment, restructuring and other special charges (2) (3)	$183	$183	$—	$634	$634	$—
Interest expense, net of capitalized interest (4)	$241	$20	$221	$236	$—	$236
Other (income) expense, net (5) (6)	$32	$2	$30	$5	$(14)	$19
Income (loss) before taxes	$(72)	$733	$662	$(571)	$1,240	$669
Provision for taxes (7) (8)	$6	$(111)	$117	$(88)	$(236)	$147
Net income (loss)	$(78)	$622	$544	$(483)	$1,004	$522
Earnings (loss) per share:
basic	$(0.16)	$1.27	$1.11	$(0.99)	$2.06	$1.07
diluted	$(0.16)	$1.26	$1.11	$(0.99)	$2.06	$1.07
Adjusted weighted average shares outstanding:
basic	488.3	488.3	488.3	487.2	487.2	487.2
diluted (9)	488.3	492.2	492.2	487.2	488.9	488.9

Numbers may not add due to rounding.

The table above reflects only line items with non-GAAP adjustments.

(a)	GAAP Revised amounts for the years ended December 31, 2022 and 2021 represent GAAP reported results that have been revised for certain immaterial items, as described in "Revision of Prior Period Financial Statements Primarily Relating to Tax Valuation Allowance Adjustment" in the Company's February 21, 2023 earnings release and additional revisions as noted in the Form 8-K/A.

(b)	The company uses non-GAAP financial measures that differ from financial statements reported in conformity with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

(c)	Adjustments to certain GAAP measures for the year ended December 31, 2022 and 2021 include the following:

(1)	2021 excludes amortization of inventory fair value adjustments recorded from the acquisition of Bayer Animal Health ($64 million).

(2)	2022 excludes charges associated with integration efforts and external costs related to the acquisitions of Bayer Animal Health and KindredBio ($105 million), a nonrecurring charge for acquired IPR&D with no alternative future use that we recorded upon the initial consolidation of a variable interest entity that is not a business ($59 million), the finalization of a write-down charge associated with the sale of our manufacturing site in Speke, U.K. ($22 million), a measurement period adjustment to the consideration transferred and charge associated with the settlement of a liability for future royalty and milestone payments that was triggered in connection with the acquisition of KindredBio ($2 million), facility exit costs ($2 million), asset impairments ($2 million), and the write-off of a receivable associated with a previous R&D collaboration arrangement ($1 million), partially offset by adjustments resulting from the reversal of severance accruals ($9 million) and an adjustment related to asset write-downs ($1 million).

(3)	2021 excludes charges associated with integration efforts and external costs related to the acquisitions of Bayer Animal Health and KindredBio, and charges primarily related to independent stand-up costs and other related activities ($162 million), a charge associated with the settlement of a liability for future royalty and milestone payments triggered in connection with our acquisition of KindredBio ($26 million), costs associated with the sale of our manufacturing sites in Shawnee, Kansas and Speke, U.K. and other business development transactions ($5 million), severance accruals net of reversals ($110 million), asset impairments ($66 million), asset write-downs ($284 million), and the settlement of legal matters ($10 million), partially offset by curtailment gains recognized due to the remeasurement our pension benefit obligations resulting from workforce reductions associated with our recent restructuring programs ($29 million).

(4)	2022 excludes the debt extinguishment losses recorded in connection with the early repayment of our 4.272% Senior Notes due August 28, 2023 and our Term Loan B ($20 million).

(5)	2022 excludes a contribution to The Elanco Foundation ($3 million) and the impact of hyperinflationary accounting related to Turkey ($4 million), partially offset by the gain recognized on the disposal of the microbiome R&D platform ($3 million) and up-front payments received in relation to license and asset assignment agreements ($2 million).

(6)	2021 excludes up-front payments received and equity issued to us in relation to license and asset assignment agreements ($9 million), the gain recorded on the sale of certain equine assets ($4 million), and the impact of a decrease in the fair value of the Prevtec contingent consideration ($1 million).

(7)	2022 represents the income tax expense associated with the adjusted items, the reversal of tax expense that was previously stranded in accumulated other comprehensive income due to the interest rate swap settlement ($17 million), and a net tax benefit associated with the sale of the Speke manufacturing site ($12 million), partially offset by a net increase in the valuation allowance recorded against our deferred tax assets during the period ($62 million).

(8)	2021 represents the income tax expense associated with the adjusted items, partially offset by a net increase in the valuation allowance recorded against our deferred tax assets during the period ($56 million).

(9)	During the years ended December 31, 2022 and 2021, we reported a GAAP net loss and thus potential dilutive common shares were not assumed to have been issued since their effect is anti-dilutive. During the same periods, we reported non-GAAP net income. As a result, potential dilutive common shares would not have an anti-dilutive effect, and diluted weighted average shares outstanding for purposes of calculating Adjusted EPS include 3.9 million and 1.7 million, respectively, of common stock equivalents.

For the periods presented, we have not made adjustments for all items that may be considered unrelated to our long-term operations. We believe adjusted EBITDA, when used in conjunction with our results presented in accordance with U.S. GAAP and its reconciliation to net income, enhances investors' understanding of our performance, valuation and prospects for the future. We also believe adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors.

The following is a reconciliation of U.S. GAAP Net Income for the three months ended and for the year ended December 31, 2022 and 2021 to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, which is Adjusted EBITDA divided by total Revenue, for the respective periods:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revised net loss(1)	$(55)	$(105)	$(78)	$(483)
Net interest expense	62	55	241	236
Income tax expense (benefit)	(35)	(15)	6	(88)
Depreciation and amortization	169	174	682	716
EBITDA	$141	$109	$851	$381
Non-GAAP Adjustments:
Cost of sales	$—	$—	$—	$64
Asset impairment, restructuring and other special charges	32	110	183	634
Accelerated depreciation(2)	(4)	(1)	(19)	(6)
Other (income) expense, net	3	(5)	2	(14)
Adjusted EBITDA	$172	$213	$1,017	$1,059
Adjusted EBITDA Margin	17.5%	19.2%	23.1%	22.2%

Numbers may not add due to rounding.

(1) Net loss for the three months ended December 31, 2022 and 2021 and the years ended December 31, 2022 and 2021 reflect revisions recorded to prior period financial statement amounts, as described in "Revision of Prior Period Financial Statements Primarily Relating to Tax Valuation Allowance Adjustment" in the Company's February 21, 2023 earnings release and additional revisions as noted in the Form 8-K/A.

(2) Represents depreciation of certain assets that was accelerated during the periods presented. This amount must be added back to arrive at Adjusted EBITDA because it is included in Asset impairment, restructuring, and other special charges but it has already been excluded from EBITDA in the "Depreciation and amortization" row above.